UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 06, 2026

RELAY THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39385	47-3923475
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Hampshire Street
Cambridge, Massachusetts		02139
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 370-8837

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RLAY	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Relay Therapeutics, Inc. (the “Company”) previously entered into a common stock sales agreement (the “Original Sales Agreement”), dated August 6, 2024, with TD Securities (USA) LLC (“TD Cowen” or the “Sales Agent”), relating to shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), having an aggregate offering price of up to $250,000,000, through TD Cowen. Pursuant to the Original Sales Agreement, the sale and issuance of the shares under the Original Sales Agreement were made pursuant to a registration statement on Form S-3ASR (File No. 333-281308) filed on August 6, 2024 (the “Existing Registration Statement”) and a prospectus supplement filed on August 6, 2024 (together with the Existing Registration Statement, the “Existing Prospectus”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).

On August 6, 2026, the Company entered into an amendment to the Original Sales Agreement (the “Sales Agreement Amendment,” and collectively with the Original Sales Agreement, the “Sales Agreement”) to increase the size of the at-the-market offering program from $250,000,000 to $462,978,049. As of the date of this Current Report on Form 8-K, the Company has sold approximately $162,978,049 of shares of Common Stock under the Sales Agreement pursuant to the Existing Prospectus. On August 6, 2026, the Company will file a prospectus supplement (the “New Prospectus Supplement”) to the Company’s Existing Registration Statement. The New Prospectus Supplement covers the offer and sale of up to $212,978,049 of shares of Common Stock (the “Additional Shares”) from time to time through TD Cowen, acting as the Company’s sales agent.

Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, sales of the shares of Common Stock under the Sales Agreement may be made in negotiated transactions, including block trades or block sales, or by any method permitted by law to be an “at-the-market” offering as defined in Rule 415(a)(4) under the Securities Act. The Company is not obligated to make any sales of shares of Common Stock under the Sales Agreement.

Under the Sales Agreement, the Company or TD Cowen may suspend the offering of shares being made through the Sales Agent, upon proper written notice to the other party. TD Cowen will act as sales agent and has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Global Market to sell shares of Common Stock up to the number or amount specified in, and otherwise in accordance with the terms of, a placement notice delivered pursuant to the Sales Agreement.

The Company will continue to pay TD Cowen compensation for its services in cash up to 3.0% of the gross proceeds from the sale of shares of Common Stock pursuant to the terms of the Sales Agreement. The Company also agreed to provide indemnification and contribution to TD Cowen with respect to certain liabilities.

TD Cowen and/or its affiliates have provided, and may in the future provide various investment banking, commercial banking and other financial services to the Company and/or its affiliates, for which services they have received, or may in the future receive, customary fees.

The foregoing description of the material terms of the Sales Agreement is qualified in its entirety by reference to the full text of the Original Sales Agreement, a copy of which was filed as Exhibit 1.2 to the Existing Registration Statement, which is incorporated herein by reference, and the Sales Agreement Amendment, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. Goodwin Procter LLP, counsel to the Company, has issued a legal opinion relating to the Additional Shares being offered pursuant to the New Prospectus Supplement. A copy of such legal opinion, including the consent included therein, is attached as Exhibit 5.1 to this Current Report on Form 8-K. This Current Report on Form 8-K shall not constitute an offer to sell or solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of such state or jurisdiction.

Item 2.02 Results of Operations and Financial Condition.

On August 6, 2026, the Company announced its financial results for the quarter ended June 30, 2026. A copy of the press release is being furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information in this Item 2.02, including Exhibit 99.2, of this Current Report on Form 8-K is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

5.1	Opinion of Goodwin Procter LLP regarding the issue of Common Stock being registered.
23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1).
99.1	Amendment to Sales Agreement, dated as of August 6, 2026, by and between Relay Therapeutics, Inc. and TD Securities (USA) LLC.
99.2	Press release issued by Relay Therapeutics, Inc. on August 6, 2026, furnished herewith.
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELAY THERAPEUTICS, INC.

Date:	August 6, 2026	By:	/s/ Soo-Yeun Lim
Soo-Yeun Lim General Counsel